UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2405642
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1001 North Central Avenue, Suite 800 Phoenix, Arizona 85004
(Address of principal executive offices, including zip code)

CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Joseph H. Stegmayer
President and Chief Executive Officer
1001 North Central Avenue, Suite 800
Phoenix, Arizona 85004
(Name and address of agent for service)
(602) 256-6263
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $.01 par value per share	300,000 shares	$77.94	$23,382,000	$2,354.57

(1)    These shares are in addition to the 450,000 shares registered by the Company on Registration Statement No. 333-132925. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which are issued or become issuable upon exercise of options granted under the Cavco Industries, Inc. 2005 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)    Estimated solely for the purposes of determining the registration fee pursuant to Rules 457(c), 457(h)(1) and 457(h)(3) under the Securities Act, on the basis of the average of the high and low prices for the Registrant’s Common Stock on January 20, 2016, as reported on the NASDAQ Global Select Market.

(3)    Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 300,000 shares of Common Stock under the Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Cavco Industries, Inc., or the Registrant, is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”), to register 300,000 additional shares of common stock under the Cavco Industries, Inc. 2005 Stock Incentive Plan (the “Plan”), pursuant to Amendment No. 2 to the Plan approved by stockholders at the Registrant’s 2015 Annual Meeting of Stockholders held October 6, 2015. The Registrant’s Registration Statement on Form S-8 previously filed with the SEC on April 3, 2006 (File No. 333-132925), is incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits

The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement.
SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 22, 2016.

CAVCO INDUSTRIES, INC.

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 2016. Each person whose signature appears below constitutes and appoints Joseph H. Stegmayer and Daniel Urness, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Signature	Title
/s/ Joseph H. Stegmayer	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel L. Urness	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William C. Boor	Director

/s/ Steven G. Bunger	Director

/s/ David A. Greenblatt	Director

/s/ Jack Hanna	Director

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation of Cavco. (Filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2004.)

4.2	Certificate of Amendment to Restated Certificate of Incorporation of Cavco. (Filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006.)

4.2	Amended and Restated Bylaws of Cavco. (Filed as Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2004.)

4.3
Cavco 2005 Stock Incentive Plan. (Filed as Exhibit 10.6 to the Registration Statement on Form 10/A (File No. 000-08822) filed by Cavco on April 23, 2003, as amended by Form 10/A dated May 21, 2003, Form 10/A dated May 30, 2003, Form 10/A dated June 17, 2003, and Form 10/A dated June 20, 2003.)

4.4	Amendment No. 1 to the Cavco 2005 Stock Incentive Plan. (Filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010.)

4.5	Amendment No. 2 to the Cavco 2005 Stock Incentive Plan. (Filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.)

5.1*	Opinion of James P. Glew.

23.1*	Consent of James P. Glew (contained in Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.